                                                                    EXHIBIT 11.1

                     NU-KOTE HOLDING, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATE)

                                                                                       YEAR ENDED MARCH 31,
                                                                                 ---------------------------------
                                                                                    1997       1996        1995
                                                                                 ----------  ---------  ----------
PRIMARY:
Shares outstanding:
  Weighted average number of shares outstanding................................      21,770     21,499      17,462
  Net effect of dilutive stock options(1)......................................                    896
                                                                                 ----------  ---------  ----------
                                                                                     21,770     22,395      17,462
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income (loss) before extraordinary loss........................................  $  (49,652) $  13,137  $  (12,071)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income (loss) per common share before extraordinary loss.......................  $    (2.28) $    0.59  $    (0.69)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Loss from extraordinary item...................................................                         $     (281)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Loss per common share from extraordinary item..................................                         $    (0.02)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Net income (loss)..............................................................  $  (49,652) $  13,137  $  (12,352)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Net income (loss) per common share.............................................  $    (2.28) $    0.59  $    (0.71)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

FULLY DILUTED:
Shares outstanding:
  Weighted average number of shares outstanding................................      21,770     21,499      17,462
  Net effect of dilutive stock options(1)......................................                    993
                                                                                 ----------  ---------  ----------
                                                                                     21,770     22,492      17,462
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income (loss) before extraordinary loss........................................  $  (49,652) $  13,137  $  (12,071)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Income (loss) per common share before extraordinary loss.......................  $    (2.28) $    0.58  $    (0.69)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Loss from extraordinary item...................................................                         $     (281)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Loss per common share from extraordinary item..................................                         $    (0.02)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Net income (loss)..............................................................  $  (49,652) $  13,137  $  (12,352)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Net income (loss) per common share.............................................  $    (2.28) $    0.58  $    (0.71)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

------------------------

(1) The net effects of dilutive stock options for periods resulting in income are based upon the treasury stock method using average market price during the period for the primary amounts, and the higher of the average market price or the market price at the end of the year for the fully diluted amounts. For years resulting in losses, stock options are considered anti-dilutive and are excluded from the computation.